MUTUAL TERMINATION AGREEMENT

This MUTUAL TERMINATION AGREEMENT is entered into as of August 7, 2007 (this “Agreement”), by and between Security Bank Corporation, a Georgia corporation (“Security Bank”), and First Commerce Community Bankshares, Inc., a Georgia corporation (“First Commerce”).

RECITALS

WHEREAS, Security Bank and First Commerce are parties to that certain Agreement and Plan of Reorganization, dated as of April 9, 2007 (the “Merger Agreement”) (capitalized terms used herein but not otherwise defined herein shall have the meanings ascribed to them in the Merger Agreement); and

WHEREAS, the board of directors of Security Bank and the board of directors of First Commerce have determined it is in the best interests of their respective corporations to terminate the Merger Agreement.

NOW THEREFORE, in consideration of the foregoing and the mutual covenants and agreements contained herein, and intending to be legally bound hereby, Security Bank and First Commerce hereby agree as follows:

1. Each of Security Bank and First Commerce hereby agree that the Merger Agreement is terminated as of the date hereof by mutual written Consent of the boards of directors of each company in accordance with Section 10.1(a) of the Merger Agreement without any liability on the part of Security Bank or First Commerce, or any of their respective parents, subsidiaries, directors, officers, agents, representatives, shareholders and other affiliates (“Related Parties”) to the other Party.

2. Each of Security Bank and First Commerce, on behalf of itself and all present or former Related Parties, hereby releases the other party and their Related Parties from all claims, demands, debts, liabilities, obligations, agreements, promises, losses, damages, demands, rights, actions or causes of action, whether known or unknown, whether arising at law or equity, whether direct or derivative (herein “Claim” or “Claims”) arising under or relating to the Merger Agreement or any of the transaction(s) described or referred to in the Merger Agreement.

3. Each of Security Bank and First Commerce hereby represents and warrants to the other party that: (a) it has full power and authority to enter into this Agreement and to perform its obligations hereunder in accordance with its provisions, (b) this Agreement has been duly authorized, executed and delivered by such party, and (c) this Agreement constitutes a legal, valid and binding obligation of such party, enforceable in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, receivership, conservatorship, moratorium or other similar Laws affecting the enforcement of creditors’ rights generally and except that the availability of the equitable remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceeding may be brought.

4. This Agreement shall be construed and enforced in accordance with, and be governed by, the Laws of the State of Georgia without regard to its conflict of Law provisions, and it may not modified, amended or terminated, nor may the provisions hereof be waived, other than in a written instrument executed by all parties hereto.

5. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. The exchange of copies of this Agreement and of signature pages by facsimile or electronic transmission shall constitute effective execution and delivery of this Agreement as to the parties, and may be used in lieu of the original Agreement for all purposes. Signatures of the parties transmitted by facsimile or electronic transmission shall be deemed to be their original signatures for all purposes.

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IN WITNESS WHEREOF, each of the undersigned has caused this Mutual Termination Agreement to be executed on its behalf by its duly authorized officer as of the date first above written.

SECURITY BANK CORPORATION

By:	/s/ H. Averett Walker
H. Averett Walker
President and Chief Executive Officer

FIRST COMMERCE COMMUNITY BANKSHARES, INC.

By:	/s/ William C. Lumpkin, Jr.
William C. Lumpkin, Jr.
President and Chief Executive Officer